                                          A REGISTRATION STATEMENT HAS BEEN
                                          FILED WITH THE SECURITIES AND EXCHANGE
                                          COMMISSION IN CONNECTION WITH THE
                                          EXCHANGE OFFER. THE COMPLETION OF THE
                                          EXCHANGE OFFER IS DEPENDENT UPON THE
                                          REGISTRATION STATEMENT BECOMING
                                          EFFECTIVE.

                           KELLSTROM INDUSTRIES, INC.

                                     NOTICE

                              DATED JUNE 12, 2001


                                  TO EXCHANGE

         5 3/4% CONVERTIBLE SUBORDINATED NOTES DUE OCTOBER 15, 2002 AND

            5 1/2% CONVERTIBLE SUBORDINATED NOTES DUE JUNE 15, 2003
                         OF KELLSTROM INDUSTRIES, INC.


              IN ANY COMBINATION OF CONVERTIBLE SUBORDINATED NOTES


        TOTALING NO MORE THAN $96,000,000 IN AGGREGATE PRINCIPAL AMOUNT



THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE 26, 2001 UNLESS IT IS EXTENDED BY KELLSTROM INDUSTRIES (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN BEFORE 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.


TO OUR CLIENTS:


     Enclosed for your consideration is a Preliminary Prospectus and Exchange Offer dated June 12, 2001 (the "Preliminary Prospectus"), and the related Letter of Transmittal (the "Letter of Transmittal"), relating to the offer (the "Exchange Offer") by Kellstrom Industries, Inc. ("Kellstrom Industries") to exchange:


     - $1,000 in principal amount of new 8 1/2% senior subordinated notes due March 31, 2008 of Kellstrom Industries (the "new 8 1/2% senior subordinated notes") for each $1,000 in principal amount of the old
       5 3/4% convertible subordinated notes due October 15, 2002 (the "old
       5 3/4% junior subordinated notes") or the old 5 1/2% convertible subordinated notes due June 15, 2003 (the "old 5 1/2% junior subordinated notes," and together with the old 5 3/4 junior subordinated notes, the "old notes") that you tender, up to a maximum of $30,000,000 in aggregate principal amount of old notes; or


     - $1,000 in principal amount of new 7% mandatorily redeemable subordinated notes due March 31, 2008 of Kellstrom Industries (the "new 7% mandatorily redeemable subordinated notes") for each $1,000 in principal amount of the old notes that you tender, up to a maximum of $30,000,000 in aggregate principal amount of old notes; or



     - $500 in principal amount of new 6% convertible subordinated notes due March 31, 2008 of Kellstrom Industries (the "new 6% convertible subordinated notes," and together with the new 8 1/2% senior subordinated notes and the new 7% mandatorily redeemable subordinated notes, the "new notes") for each $1,000 in principal amount of the old notes that you tender, up to a maximum of $36,000,000 in aggregate principal amount of old notes, as described in the Preliminary Prospectus under the caption "The Exchange Offer -- Terms of the exchange offer."



     You do not have to choose the same new option for all old notes that you tender. You do not have to tender all of your old notes to participate in the exchange offer.



     If tenders for the new 8 1/2% senior subordinated notes exceed $30,000,000 in aggregate principal amount of old notes, the excess tenders will be exchanged for the new 7% mandatorily redeemable subordinated notes.

     If tenders for the new 7% mandatorily redeemable subordinated notes exceed $30,000,000 in aggregate principal amount of old notes, the excess tenders will be exchanged for the new 6% convertible subordinated notes.



     If tenders for the new 6% convertible subordinated notes exceed $36,000,000 in aggregate principal amount of old notes, the excess tenders will not be exchanged and old notes relating to those tenders will remain outstanding.



     Kellstrom Industries will issue the new notes in three series as described above in exchange for old 5 3/4% junior subordinated notes on a first priority basis before any new notes are exchanged for old 5 1/2% junior subordinated notes. Within each separate class of old 5 3/4% junior subordinated notes and 5 1/2% junior subordinated notes, any reduction in the amount of old notes accepted for exchange will be made pro rata within that class of old notes.



     Each of the new note options could be oversubscribed. Therefore, you may receive in the exchange offer a different type of new note or notes than that for which you tendered and you may not be able to exchange all of your notes.


     Kellstrom Industries will pay in cash all accrued and unpaid interest on all old notes accepted in the Exchange Offer through, but not including, the date of acceptance.

     This material is being forwarded to you as the beneficial owner of the old notes held by us for your account but not registered in your name. A tender of such old notes may only be made by us as the holder of record and pursuant to your instructions.

     Accordingly, we request instructions as to whether you wish us to tender on your behalf the old notes held by us for your account, according to the terms and conditions described in the enclosed Preliminary Prospectus and Letter of Transmittal.

     Your instructions should be forwarded to us as promptly as possible in order to permit us to tender the old notes on your behalf in accordance with the provisions of the Exchange Offer. Any old notes tendered pursuant to the Exchange Offer may be withdrawn at any time before the Expiration Date.

     Your attention is directed to the following:


     1. The Exchange Offer is for any combination of old 5 3/4% junior subordinated notes and/or 5 1/2% junior subordinated notes totaling no more than $96,000,000 in aggregate principal amount.


     2. The Exchange Offer is subject to the conditions described in the Preliminary Prospectus in the section captioned "The Exchange
Offer -- Conditions to, and amendment of, the exchange offer."

     3. Any transfer taxes incident to the transfer of old notes from the holder to Kellstrom Industries will be paid by Kellstrom Industries, except as otherwise provided in the instructions to the Letter of Transmittal.


     4. The Exchange Offer expires at 5:00 p.m., New York City time, on June 26, 2001 unless extended by Kellstrom Industries.


     If you wish to have us tender some or all of your old notes, please instruct us by completing, executing and returning to us the instruction form on the back of this notice. The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender old notes.

     You may withdraw tenders of old notes at any time before the Expiration Date of the Exchange Offer, but the new notes will not be issuable in exchange for old notes so withdrawn. Any permitted withdrawal of old notes may not be rescinded, and any old notes properly withdrawn will afterwards be deemed not validly tendered for purposes of the Exchange Offer. Withdrawn old notes may, however, be re-tendered by again following one of the appropriate procedures described in the Preliminary Prospectus at any time before the Expiration Date of the Exchange Offer.

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

                INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

     The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by Kellstrom Industries with respect to the old notes.

     This will instruct you to tender the old notes indicated below held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Preliminary Prospectus and related Letter of Transmittal.


---------------------------------------------------------------------------------------------
                OLD 5 1/2% JUNIOR SUBORDINATED NOTES THAT ARE TO BE TENDERED.
---------------------------------------------------------------------------------------------
 Principal Tendered:                           Form of New Notes:
---------------------------------------------------------------------------------------------
 $                                             New 8 1/2% senior subordinated notes
---------------------------------------------------------------------------------------------
 $                                             New 7% mandatorily redeemable subordinated
                                               notes
---------------------------------------------------------------------------------------------
 $                                             New 6% convertible subordinated notes
---------------------------------------------------------------------------------------------
 Total Principal Tendered: $
---------------------------------------------- ----------------------------------------------



---------------------------------------------------------------------------------------------
                OLD 5 3/4% JUNIOR SUBORDINATED NOTES THAT ARE TO BE TENDERED.
---------------------------------------------------------------------------------------------
 Principal Tendered:                           Form of New Notes:
---------------------------------------------------------------------------------------------
 $                                             New 8 1/2% senior subordinated notes
---------------------------------------------------------------------------------------------
 $                                             New 7% mandatorily redeemable subordinated
                                               notes
---------------------------------------------------------------------------------------------
 $                                             New 6% convertible subordinated notes
---------------------------------------------------------------------------------------------
 Total Principal Tendered: $
---------------------------------------------- ----------------------------------------------


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                                PLEASE SIGN HERE
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                                  (Signature)

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                             Name(s) (Please Print)

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                                    Address

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                                    Zip Code

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                          Area Code and Telephone No.

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                             Area Code and Fax No.

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                   Tax Identification or Social Security No.

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                           My Account Number with You

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                                      Date

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